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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the use in this Registration Statement on Form S-1 of our report dated February 26, 2014 relating to the combined financial statements and financial statement schedule of the Advisory operations of Moelis & Company Holdings LP (which report expresses an unqualified opinion on the combined financial statements and financial statement schedule and includes an explanatory paragraph referring to certain expenses that have been allocated from Moelis & Company Holdings LP to the Advisory operations of Moelis & Company Holdings LP) appearing in the Prospectus, which is part of this Registration Statement.

        We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

New York, New York
March 4, 2014

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM